                              Loan Agreement

                            (English Version)

This Loan Agreement (the "Agreement") is entered into as of May 20, 2011, between the following two parties:

Part A (Lander): China Complant Group Inc

Legal Address: 410 S. San Gabriel Blvd., #8; San Gabriel, CA 91776, USA.

Part B (Borrowers): JianXun Si, and HuaXun Si

Legal Address: Floor 12, FuTian Oriental Plaza, HangHai East Road, ZhenZhou, HeNan, 450000, China.

WHEREAS, Part A is a business company incorporated under the laws of Nevada, USA;

WHEREAS, Party B is the collective of the shareholders of Henan Complant Mechanical & Electrical Equipment Group Co., Ltd, (“Domestic-funded Company”), holing 100% equity of the Domestic-funded Company.

WHEREAS, Party B manages or expands the business operation from time to time.

WHEREAS, Party A supports the business operation of Part B and agrees to provide the Part B with a loan of RMB 5,000,000 (or equivalent in foreign exchange, approximately $ 769,231);  Part B agrees to accept the loan.

NOW THEREFORE, Party A and Part B through negotiations hereby agree as follows:

1.     Loan:

      1.1 Upon execution of this Agreement, Party A hereby agrees to provide a credit line of RMB 5,000,000 for Part B.

      1.2 The Part B shall provide the Part A with the information of designated bank account respectively, so that the Party A may remit the loan to the Part B. The date when the loan is remitted to the account designated by the Part B shall be deemed as the loan payment date. The loan payment date shall be the Effective Date of this Agreement.

      1.3 The Loan provided hereunder is a loan without interest.

2.    DISPOSITION OF LOAN:

      2.1 Party B may only use the loan to engage in the investment of the Domestic-funded Company for managing and expanding the current business.

           2.2 Part B may repay the loan or any part thereof at any

time before the expiration of the period of the loan; the Part A may also with its discretion grant a grace period to the Part B for the payment.

          2.3 Upon request of Part A, the Part B shall give a written report to Part A from time to time, including the costs and expenses during certain period as duly calculated by the Part B.

     2.4 For repayment of the loan hereunder, the Part B shall pay an amount in RMB or in equivalent foreign exchange to Part A’s designated account or any other account notified by Part A in written forms from time to time.

3.  CONFIDENTIALITY

     3.1 For the purpose of this Article 3, “Confidential Information” shall mean:

     Any and all information disclosed by Part A to the Part B or acquired by the Part B during the term of this Agreement, whether in written, electronic, oral or visual form, including but not limited to any and all information relating to the relevant business;

     3.2 For avoidance of any doubt, “Confidential Information” shall exclude:

     (a) Any information received from any Party becomes or has become known publicly, without intentional action or negligence or inaction of any Party or its agent, consultant, director, officer, employee or representative;

     (b) Disclosure of any information is required by any applicable law or any regulation or rule of any government authority, statutory agency or regulatory agency; and

     (c) Any information disclosed by any Party to its bank, financial consultant, advisor, legal consultant or any other consultant for the purpose of this Agreement.

     The Part B may exercise any of the rights mentioned in Item (a) through Item (c) above provided that it has provided Part A with the reasonable evidence.

     3.3 The Part B hereby warrants to Part A:

     (a) It will only use the Confidential Information for the performance of this Agreement and for the purpose of this Agreement, and will not use such information for any other purpose;

     (b) It will strictly keep confidentiality of all Confidential Information;

     (c)It may not disclose or provide any Confidential Information to any person or party other than its representative without the prior written consent of Part A. Such written consent shall expressly and specifically state which part of the Confidential Information may be disclosed or provided, and which person or party may be disclosed or provided to.

     3.4 The confidentiality obligation mentioned above shall survive after termination of this Agreement without limitation of time, until and unless any confidential information enters into the public domain according to the provisions above.

4.    Effective Date And Term

     This Agreement shall come into effect as of the date first present above. The term of this Agreement is ten (10) years, and shall be automatically renewed for additional ten (10) year period upon the initial expiration of the initial term hereof or any renewal term, except earlier termination happens any time as set forth in Article 5 of this Agreement.

5.    Termination

      During the initial or any renewal term of this Agreement, Party B shall not elect to terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement with or without any reason at any time by definitely giving Party B a written notice thirty days prior to the termination.

6.

Force Majeure

      Force Majeure means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care, such as the acts of nature: earthquake, flood, typhoon, fire, explosion, and acts of governments, war, and acts of terrorism or other civil unrest means. If a Force Majeure event exists and affects the performance of this Agreement, the affected party shall immediately notify the other party by means of telegraph, e-mail or other electronic forms, and shall furnish sufficient evidence in writing of the occurrence of the Force Majeure event within twenty (20) calendar days thereafter. According to the impact of the Force Majeure on the performance of this Agreement, the Parties determine whether to release this Agreement.

After the event of Force Majeure is removed, both parties agree to resume performance of this Agreement with their best efforts.

7.

Language

     This Agreement is written in both Chinese and English, and executed in English only, and the executed English language Agreement shall prevail in all cases. This Agreement is executed in two originals and each Party holds one original. Each original has the same legal effect.

8. This Agreement shall be governed by, and construed in accordance with the laws of the People's Republic of China.

9.    Settlement of Dispute

      The parties shall strive to settle any dispute arising from, out of or in connection with the interpretation or performance of this Agreement through friendly negotiation. In case no settlement can be reached through negotiation within six months, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

10.   Amendments and Supplementary Agreements

     Parties may negotiate and enter any amendments of this Agreement, or supplementary agreements on matters not agreed upon herein. Any amendments of this Agreement, or supplementary agreements shall be valid only when made in writing and signed by both parties. Any amendments of this Agreement, or supplementary contracts have equal effect as this Agreement.

11.   Without the prior written approval of Party A, Party B shall not assign this Agreement, in part or in whole, to any third party.

12.   Capable of Severing

     Any of the provisions of this Agreement will be deemed as capable of severing in the jurisdiction where it conflicts with the laws in such jurisdiction. The invalid or unenforceable effect of such provision in one jurisdiction should not be affected that in other jurisdictions.

( A Signature Page Follows )

                          Signature Page

IN WITNESS WHEREOF the Part A and Part B hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.

Party A:  China Complant Group Inc

By: /s/ JianXun Si

JianXun Si

Chairman

Party B: Shareholders of Henan Complant Mechanical & Electrical Equipment Group Co., Ltd.

By: /s/ JianXun Si

JianXun Si (owner of 94.6% of Shares of Common stock)

By: /s/ HuaXun Si

HuaXun Si (owner of 5.4% of Shares of Common stock)

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